SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2014

ANOTEROS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52561	88-0368849
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

609 Deep Valley Drive Suite 200 Rolling Hills Estates, California 90274
(Address of principal executive offices)
(218) 940-2274
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Anoteros, Inc.

Current Report on Form 8-K

Item 3.02. Unregistered Sales of Equity Securities

On September 16, 2014, the Company authorized the issuance of 9,600,000 restricted shares of common stock as follows:
  100,000 restricted shares of Common Stock issued to the Company’s prior legal counsel who in June 2013 entered into an agreement to purchase said 100,000 shares in consideration of the sum of $1,000 via the credit against amounts due and owing by the Company for prior legal services provided;
  1,500,000 restricted shares of Common Stock issued to a consultant in consideration of prior services provided to the Company;
  250,000 restricted shares of Common Stock issued to Don Martino, an outside director of the Company in consideration of director services provided to the Company;
  250,000 restricted shares of Common Stock issued to Ronald Hudson, an outside director of the Company in consideration of director services provided to the Company;
  8,000,000 restricted shares of Common Stock issued to Blain Burke, the President and CEO of the Company, as partial consideration of his services to the Company;
Also on September 16, 2014, the Company entered into an Agreement to retain Chachas Law Group PC as legal counsel for the Company. In lieu of cash which the Company did not have, the Company authorized the issuance of an aggregate of 1,250,000 restricted shares of common stock to be issued and disbursed on a monthly basis.  Chachas Law Group agreed that the Company would have the right through December 31, 2014, to repurchase said shares for cash if it were in the position to do so.

On October 2, 2014, pursuant to the agreement reached with Colonial Stock Transfer Co. (“Colonial”), the Company authorized the issuance of 200,000 restricted shares of common stock to Colonial as payment $2,871 due and owing by the Company to Colonial and up to an additional $1,100 of services to be provided by Colonial to the Company.

No underwriters were used.  The securities were issued pursuant to an exemption from registration provided under Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Anoteros, Inc.

Dated: November 3, 2014                                                             /s/ Blain Burke
By: Blain Burke
Its:  President and CEO